EXHIBIT 23.1




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                               CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Epic Energy Resources, Inc. on Form SB-2 whereby certain shareholders of Epic propose to sell up to 33,583,802 shares of Epic's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities to be sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                       --------------------------------
                                       William T. Hart

Denver, Colorado
December 31, 2007